CONFIRMING ELECTRONIC FILING

                        U.S. ENERGY CORP.
                       877 North 8th West
                       Riverton, WY 82501
                       Tel. (307) 856-9271
                       Fax (307) 857-3050


May 5, 1995

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Washington, DC 20549

Branch 2/Felicia Battista

Re:  U.S. Energy Corp. (SEC File No. 33-59063)

Dear Ms. Battista:

Please be advised that, pursuant to rule 473(c) of Regulation C, adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, U.S. Energy Corp. ("registrant") hereby amends the Form S-1 registration statement filed on May 5, 1995 with the Securities and Exchange Commission, to state on the facing page thereof the following:

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

If you have any questions on this matter, please contact our securities counsel, Stephen E. Rounds (tel. 303-377-6997). Thank you.


U.S. Energy Corp.


John L. Larsen, President
and Chief Executive Officer

JLL/sm
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